UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

FORESIGHT ENERGY LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of Principal Executive Offices)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Foresight Energy LLC and Foresight Energy Finance Corporation (together, the “Issuers”), together with Foresight Energy LP and certain other subsidiaries of Foresight Energy LP (together and collectively with the “Issuers” the “Partnership”) again extended the term of the existing forbearance agreement that was entered into on December 18, 2015 with certain holders (the “Consenting Noteholders”) of the Issuers’ 7.875% Senior Notes due 2021 (the “Notes”).  As a result of the extension, the forbearance period runs through May 6, 2016, unless further extended by the Consenting Noteholders in their sole discretion or unless earlier terminated in accordance with its terms.

The extensions are intended to provide additional opportunity to engage in discussions and negotiations with the holders of the Notes and our secured lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: April 22, 2016